EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Capital Title Group, Inc.:

We consent to the use of our report included and incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Phoenix, Arizona

October 25, 2005